Exhibit 99.2
United Rentals, Inc.
100 First Stamford Place
Suite 700
Stamford, CT 06902
Telephone: 203 622 3131
Fax: 203 622 6080
unitedrentals.com

United Rentals to Acquire NES Rentals

$965 million transaction will expand the company’s presence in core markets with complementary locations, fleet and customer mix

Expected to be broadly accretive with substantial synergies

STAMFORD, Conn. and CHICAGO – January 25, 2017 – United Rentals, Inc. (NYSE: URI) and NES Rentals Holdings II, Inc. (“NES”) today announced that they have entered into a definitive agreement under which United Rentals will acquire NES for approximately $965 million in cash. The board of directors of United Rentals and Diamond Castle Holdings LLC, the majority owner of NES, unanimously approved the agreement. The transaction is expected to close early in the second quarter of 2017, subject to Hart-Scott-Rodino clearance and customary conditions.

NES is one of the ten largest general equipment rental companies in the United States, specializing in providing aerial equipment to approximately 18,000 customers across the industrial and non-residential construction sectors. Based in Chicago, Ill., NES has 73 branches and approximately 1,100 employees, with a concentration in the eastern half of the United States. In 2016, NES generated an estimated $155 million of EBITDA at a 42.1% margin on $369 million of total revenue. As of December 31, 2016, NES had approximately $900 million of fleet at original equipment cost.

United Rentals plans to update its 2017 financial outlook to reflect the combined operations upon completion of the transaction.

Strong Strategic Rationale

•	The addition of NES's branch footprint will increase the company's density in strategically important markets, including the East Coast, Gulf States and the Midwest.

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The combined operations are expected to strengthen the company’s relationships with local and strategic accounts in the construction and industrial sectors. This will enhance cross-selling opportunities and drive revenue synergies.

•	The combined operations are also expected to create meaningful opportunities for cost synergies in areas such as corporate overhead, operational efficiencies and purchasing.

•	United Rentals and NES share many cultural attributes, including a strong focus on safety, a customer-first business philosophy, and best practices for talent development and retention.

•	NES employees will bring a wealth of experience to United Rentals, and will have greater opportunities for career development within the larger combined organization.

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United Rentals will acquire NES for a purchase price of $965 million in cash. Net of synergies, this represents a multiple of 4.9 times EBITDA for the year ended December 31, 2016, and an adjusted purchase multiple of 4.3 times, including the value of acquired tax assets.

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The acquisition is expected to be immediately accretive to United Rentals’ adjusted earnings per share and free cash flow generation for the full year 2017, and United Rentals expects to maintain a leverage ratio of less than 3.0. Return on invested capital is expected to exceed the cost of capital within 18 months of closing.

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The transaction is not conditioned on financing. United Rentals expects to use a combination of cash, existing capacity under its ABL facility, and newly issued term debt to fund the transaction and related expenses.

CEO Comments

Michael Kneeland, president and chief executive officer of United Rentals, said, “The NES agreement satisfies the rigorous strategic, financial and cultural standards we set for acquisitions. This exciting transaction will augment our revenue, earnings, EBITDA, free cash flow and overall scale, and expand our base of local and strategic accounts at a key point in the demand cycle.”

Kneeland continued, “In NES, we’re acquiring a well-run operation that’s primed to benefit from our technology, infrastructure and cross-selling capabilities. Most importantly, we’re gaining a great team that shares our intense focus on safety and customer service. We’ll be working side by side throughout the integration to capitalize on best-in-class expertise from both sides. We look forward to welcoming the NES team to United Rentals.”

Key Acquisition and Transaction Statistics (financial information in millions)

Purchase Price	$965
Present Value of Acquired Tax Assets	$125
Total Revenues (2016E)	$369
EBITDA (2016E)	$155
Estimated Annualized Cost Synergies by End of Year Two	$40
Estimated Annualized Cross-selling Benefits by End of Year Three	$35
Original Equipment Cost of Fleet	$900
Employees	~1,100
Rental Branches	73
Customers	~18,000

Centerview Partners and Morgan Stanley acted as financial advisors to United Rentals, and Sullivan & Cromwell acted as legal advisor. Catalyst Strategic Advisors and Deutsche Bank acted as financial advisors to NES, and Jenner & Block acted as legal advisor.

Presentation and Conference Call / Webcast
A presentation about the transaction is available on the Investor Relations section of United Rentals’ website under the “Investor Presentations” tab. The company will discuss the planned acquisition on its analyst and investor conference call tomorrow, Thursday, January 26, 2017, at 11:00 a.m. Eastern Time. The conference call number is 844-515-1184 (international: 478-219-0888). The conference call will also be available live by audio webcast at unitedrentals.com, where it will be archived until the next earnings call. The replay number for the call is 404-537-3406, passcode is 47825270.

Non-GAAP Measures
EBITDA is a non-GAAP financial measure as defined under the rules of the Securities and Exchange Commission. United Rentals believes that this non-GAAP financial measure provides useful information about the proposed transaction; however, it should not be considered as an alternative to GAAP net income. A reconciliation between net income and EBITDA, as well as other financial data, is provided in the investor presentation available on the company’s website.

About United Rentals
United Rentals, Inc. is the largest equipment rental company in the world. The company has an integrated network of 887 rental locations in 49 states and every Canadian province. The company’s approximately 12,500 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers approximately 3,200 classes of equipment for rent with a total original cost of $8.99 billion. United Rentals is a member of the Standard & Poor’s 500 Index, the Barron’s 400 Index and the Russell 3000 Index® and is headquartered in Stamford, Conn. Additional information about United Rentals is available at unitedrentals.com.

About NES Rentals
NES Rentals is a leading U.S. aerial equipment rental company based in Chicago, Ill. The company has an integrated network of 73 rental locations in 31 states, offering approximately $900 million of fleet at original equipment cost. The company’s approximately 1,100 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. Additional information about NES is available at nesrentals.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Forward-looking statements involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. No forward-looking statement, including the updated financial outlook set forth above and any such statement concerning the completion and anticipated benefits of the proposed transaction, can be guaranteed, and actual results may differ materially from those projected. United Rentals undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the equipment rental industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the SEC reports filed by United Rentals, as well as the possibility that (1) United Rentals may be unable to obtain regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the acquisition as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of United Rentals and NES, including, without limitation, problems associated with the potential loss of any key employees of NES; (4) the proposed transaction may involve unexpected costs, including, without limitation, the exposure to any unrecorded liabilities or unidentified issues that we fail to discover during the due diligence investigation of NES or that are not subject to indemnification or reimbursement by NES, as well as potential unfavorable accounting treatment and unexpected increases in taxes; (5) our business may suffer as a result of uncertainty surrounding the proposed transaction, any adverse effects on our ability to maintain relationships with customers, employees and suppliers, or the inherent risk associated with entering a geographic area or business; and (6) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by United Rentals. United Rentals gives no assurance that it will achieve its expectations and does not assume any responsibility for the accuracy and completeness of the forward-looking statements.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of United Rentals described in the “Risk Factors” section of its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. All forward-looking statements included in this document are based upon information available to United Rentals on the date hereof; and United Rentals assumes no obligations to update or revise any such forward-looking statements.

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Contact:
United Rentals, Inc.
Ted Grace
(203) 618-7122
Cell: (203) 399-8951
tgrace@ur.com